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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Schein Pharmaceutical, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (Nos. 333-49827 and 333-79779) dated April 9, 1998 and June 2, 1999, respectively, of our reports dated February 16, 2000 (except for Note 20 which is as of March 31,
2000) relating to the consolidated financial statements and schedule of Schein Pharmaceutical, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 25, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/  BDO Seidman, LLP

BDO SEIDMAN, LLP

New York, New York
April 6, 2000